Exhibit 107

Calculation of Filing Fee Tables

F-1
(Form Type)

HiTek Global Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered(1)		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid	Equity	Ordinary Shares	457	(o)	4,600,000	(2)(4)	5.00	$23,000,000	.0000927	$2132.1
Fees Previously Paid	Equity	Ordinary Shares	457	(o)	4,600,000	(2)(4)	5.00	$23,000,000	.0001091	$2509.3
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$23,000,000		$2132.1
	Total Fees Previously Paid									$2509.3
	Total Fee Offsets									-
	Net Fee Due									$0

(1)	Includes 600,000 additional shares that the underwriters have the option to purchase to cover over-allotment, if any.

(2)	Include Ordinary Shares that may be purchased by the underwriters pursuant to their option to purchase additional units to cover over-allotments. Includes Ordinary Shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Ordinary Shares are not being registered for the purposes of sales outside of the United States.

(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act.

(4)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.